UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION RE QUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12
ALPS ETF Trust
(Name of Registrant as Specified In Its Charter)
___________________________________
(Name of Person Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to whom transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SPROTT GOLD MINERS ETF

SPROTT JUNIOR GOLD MINERS ETF

WE NEED YOUR VOTE TODAY OR YOUR FUND MAY CLOSE!

THIRD ADJOURNED MEETING

Dear Shareholder:

Over the last few months we have sent you multiple sets of proxy materials concerning important proposals affecting your investment in the Sprott Gold Miners ETF and/or Sprott Junior Gold Miners ETF. The Special Meeting of Shareholders of the Funds has adjourned once again to allow shareholders more time to vote on the proposals. All other funds in the ALPS ETF Trust have passed.

The Special Meeting will reconvene on August 21, 2018, at 9:00 a.m. Mountain Time at ALPS Advisors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203.

This letter was sent because you held shares in the Sprott Gold Miners ETF and/or Sprott Junior Gold Miners ETF on the record date and we have not received your vote.

The Board of Trustees urges you to vote in order to avoid potential disruption to your Fund. This could occur if Shareholder approval is not obtained and will result in ALPS Advisors no longer being able to continue to provide advisory services to your Fund as well as the potential for your fund to close if the proposal doesn’t pass!

YOUR FUND’S BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS

YOUR VOTE IS CRITICAL!

VOTING NOW HELPS AVOID UNNECESSARY COMMUNICATIONS, ELIMINATES PHONE CALLS TO SHAREHOLDERS AND MINIMIZES PROXY COSTS

Please vote using one of the following options:

1.	VOTE ONLINE

Log on to the website or scan the QR code shown on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on-screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

A copy of the Proxy Statement may be viewed or downloaded at the website listed on your proxy card. Please read the materials carefully. If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, the Funds’ proxy solicitor, toll free at 1-866-875-8613.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.